Exhibit 99.1

The St. Joe Company
133 South WaterSound Parkway
WaterSound, Florida 32413
866-417-7133

To: From: Date:	St. Joe Employees Britt Greene February 15, 2011

Dear Fellow Employees:

The St. Joe Company has been getting a lot of media attention, and I wanted to assure you that we remain financially strong and let you know the steps we are taking for future growth. I also want to thank you for your continued focus and hard work for the Company.

St. Joe is a great company – with a solid cash position, virtually no debt and valuable land – and I am proud that despite challenges and through the downturn we have continued to execute on our long-term plan. I remain confident in our business, as today St. Joe is leaner and more efficient than ever and we have several exciting initiatives in progress. We are confident that we will continue to build on our momentum and have taken great strides over the past several months.

You should all be proud of what you have achieved, including our revenue and partnership initiatives and our more cost-effective structure. We are also making good progress toward our goal of regional transformation while never compromising our commitment to integrity or sacrificing long-term shareholder value creation.

You may have read that two members of the Board, Bruce Berkowitz and Charlie Fernandez, both of Fairholme Capital Management, have submitted their resignation after having served on the Board for only six weeks. We believe that the statements and actions surrounding the Fairholme resignations are not in the best interest of all St. Joe shareholders. The St. Joe Board has always been committed to strong corporate governance, protecting shareholders’ interests and creating superior results for the long-term – and that remains unchanged.

To enhance our corporate governance and protect the interests of all St. Joe shareholders, the Board recently made certain changes to the Company’s Bylaws. Separately, our Board retained Morgan Stanley & Co. Incorporated to serve as financial advisor as we explore a wide range of options to enhance shareholder value. While there can be no assurance that any changes or transactions will result from this process, we believe it is a very important step for our Company. As we move through this process we must remain focused on running our business and continuing to deliver on our promises as a company, an employer, and as a member of the Florida community.

While rumors and speculation about our Company may continue, I ask that you keep your attention on the business at hand. Each of you play an important role in maintaining and improving St. Joe’s position as the leader in the development of resort, residential and commercial properties in Northwest Florida. The most important thing you can do to help is continue to do your job to the best of your ability so that we can continue to showcase the value inherent in St. Joe.

As a reminder, it is important that we continue to follow our standard procedures with regard to external inquiries. Please continue to refer any inquiries from the media to Liz Pierce at (850) 588-2222 and any inquiries from investors and/or analysts to David Childers at (904) 301-4477.

Although you likely have many questions that we cannot answer at this time, please feel free to contact your manager or any member of the senior management team. I look forward to providing you with updates as developments warrant.

Thank you for your continued support and efforts on behalf of our company.

All the best,

/s/ Britt
Wm. Britton Greene
President and CEO

The St. Joe Company

Forward-Looking Statements
Statements in this letter that are not historical facts are “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our beliefs, plans, goals, expectations and intentions. Forward-looking statements involve risk and uncertainty, and there can be no assurance that the results described in such statements will be realized. Such statements are based on our current expectations and we undertake no obligation to publicly update or reissue any forward-looking statements. Risk factors that may cause the actual results to differ are described in this letter and in various documents we have filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009, and our Quarterly Reports on Form 10-Q.

(c) 2010, The St. Joe Company. “St. Joe”, and the “Taking Flight” design are service marks of The St. Joe Company.